UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Summit Financial Group, Inc. (“Summit”) on February 15, 2017 for the following:

Item 5.02 - To revise from two years to ninety days the disclosed exercisability period of the Stock Appreciation Rights (“SARs”) following termination due to reasons other than for death, disability or termination for cause.

Exhibit 10.2 - To correct the formula to compute each Eligible Participant’s incentive payment under the 2017 Management Incentive Plan (“MIP”).

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On February 9, 2017, the Compensation and Nominating Committee of the Board of Directors of Summit Financial Group, Inc. (the “Company”) (the “Committee”) approved the Eighth Amendment to the Amended and Restated Employment Agreement of H. Charles Maddy, III, the Company’s Chief Executive Officer, to extend the term of Mr. Maddy’s Employment Agreement dated March 4, 2005, for an additional year until March 4, 2020. A copy of the Eighth Amendment to the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 9, 2017, the Committee approved the terms of the Company’s Executive Officer Management Incentive Plan for 2017. The Executive Officer Management Incentive Plan for 2017 provides eligible participants, including executive officers of the Company, with the opportunity to earn a bonus equal to 25% of the executive officer’s base salary as of January 1, 2017 multiplied by a multiplier based on the Company’s annual return on average tangible equity (“ROATE”) for 2017. The targeted range for the Company’s ROATE for 2017 is 10.00 to 10.99 percent. If the Company’s actual ROATE for 2017 is within this targeted range, each executive officer will receive an incentive payment equal to 25% of their respective annual base salary as of January 1, 2017 (the “Targeted Incentive”).

If the Company’s actual ROATE for 2017 is greater than the targeted range, executive officers will be eligible to receive an incentive that is greater than the Targeted Incentive; conversely, if the Company’s actual ROATE for 2017 is less than the targeted range, executive officers will be eligible to receive an incentive that is less than the Targeted Incentive.

A copy of the Executive Officer Management Incentive Plan for 2017 is included as Exhibit 10.2 and is incorporated herein by reference. The above summary is qualified in its entirety by reference to the Executive Officer Management Incentive Plan for 2017 attached as Exhibit 10.2.

On February 9, 2017, the Committee approved awards of stock-settled stock appreciation rights to the following named executive officers and other executive officers of the Company in accordance with the terms of the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan (“Plan”). Below is the number of stock appreciation rights granted to these individuals on February 9, 2017:

Name	Title	Stock Appreciation Rights
H. Charles Maddy, III	President and Chief Executive Officer	15,668
Robert S. Tissue	Senior Vice President and Chief Financial Officer	8,151
Patrick N. Frye	Senior Vice President and Chief of Credit Administration	5,604
Scott C. Jennings	Senior Vice President and Chief Operating Officer	8,151
Bradford E. Ritchie	President - Summit Community Bank	5,452

The stock-settled stock appreciation rights have a base price equal to $26.01, the fair market value, as defined in the Plan, for the Company's common stock on the date of grant (February 9, 2017), and expire ten years from the date of grant. The stock-settled stock appreciation rights granted are time-based, with 20% vesting on each of the first five anniversaries of the grant date. The stock-settled stock appreciation rights will be settled in shares of the Company's common stock.

In the event of a change of control, as defined in the Plan, if the successor or surviving corporation so agrees, some or all of the outstanding stock-settled stock appreciation rights will be assumed, or replaced with the same type of award with similar terms or conditions. Any stock-settled stock appreciation rights that are not fully vested at the time a recipient terminates employment due to a change of control will become fully vested upon such termination and remain exercisable, throughout the original term of the award.

If the recipient’s employment with the Company is terminated due to death or disability, then the recipient will vest in the additional percentage of stock-settled stock appreciation rights, if any, that would have vested at the vesting date which falls after the date of death or date of termination of employment of recipient due to disability, but within the calendar year in which the recipient died or terminated employment due to disability, as if, for purposes of vesting percentage only, the recipient had not died or terminated employment due to disability, and had continued employment to such vesting date. All vested stock-settled stock appreciation rights will be exercisable for a period of two years from the date of death or termination of employment due to disability; all vested stock-settled stock appreciation rights not exercised within said two year period will be forfeited in their entirety.

If the recipient is terminated by the Company for cause, then the stock-settled stock appreciation rights will immediately terminate and no stock-settled stock appreciation rights will be exercisable as of the date of such termination, regardless of whether any stock-settled stock appreciation right was vested and exercisable prior to date of such termination.

Upon termination of the recipient’s employment by the Company or by the recipient other than under for death, disability or termination for cause, the stock-settled stock appreciation rights, to the extent vested and exercisable as of the date of such termination, will thereafter be exercisable only for a period of ninety (90) days from the date of such termination, and any stock-settled stock appreciation right that was not exercisable as of the date of such termination will be forfeited.

If, at any time within (A) the ten-year term of award agreement; (B) two years after the termination of employment; or (C) two years after the recipient exercises any portion of the grant of stock-settled stock appreciation rights, whichever is the latest, the recipient, in the determination of the Compensation and Nominating Committee of the Board of Directors of the Company, engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to those circumstances set forth in the award agreement, then any award of stock-settled stock appreciation rights held by the recipient will terminate effective as of the date on which the recipient enters into such activity, unless terminated sooner by operation of another term or condition of the award agreement or the Plan, and any gain realized by the recipient from the exercise of all or a portion of any grant of stock appreciation rights will be repaid by the recipient to the Company. Such gain will be calculated based on the spread multiplied by the number of shares subject to the stock-settled stock appreciation rights exercised on such date, plus interest measured from the first date the recipient engaged in any of the prohibited activities set forth above at the highest rate allowable under West Virginia law.

The form of the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan Stock-Settled Stock Appreciation Rights Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)    The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
10.1	Eighth Amendment to the Amended and Restated Employment Agreement between Summit Financial Group, Inc. and H. Charles Maddy, III

10.2	Executive Officer Management Incentive Plan for 2017

10.3	Form of Summit Financial Group, Inc. 2014 Long-Term Incentive Plan Stock-Settled Stock Appreciation Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: February 17, 2017	By: /s/ Julie R. Markwood
Julie R. Markwood
Vice President &
Chief Accounting Officer